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                                                                   EXHIBIT 10.13


                              CONSULTING AGREEMENT

         THIS CONSULTING AGREEMENT made the 3rd day of October 1997, between JET AVIATION TRADING, INC., a Florida corporation, with offices at 15675 N.W. 15th Avenue, Miami, FL 33169, (hereinafter referred to as the "Corporation") and ALLEN BENI, whose address is ________________________ (hereinafter referred to as "Consultant").

                                   WITNESSETH:

         WHEREAS, the Corporation is desirous of engaging the services of the Consultant in the capacity hereinafter stated, and the Consultant is desirous of serving the Corporation in such capacity for the period and on the terms and conditions as set forth herein; and

         WHEREAS, the services of the Consultant are unique, extraordinary and not readily replaceable due to his particular expertise and knowledge;

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained, the parties hereto do hereby agree as follows:

         1.       SERVICES AND DUTIES

                  (a) The Corporation hereby engages the Consultant to provide the services set forth below (the "Consulting Services") to the Corporation and its customers and the Consultant accepts such engagement and agrees to provide to the Corporation the rendition of the Consulting Services, faithfully and to the best of his ability. The Consultant shall render advice to the Corporation regarding purchasing and selling opportunities and techniques and his insight into customers and their needs and buying habits. Consultant shall further render such other services as may be requested of him by the President of the Corporation from time to time.
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         2.       TERM OF ENGAGEMENT

                  (1) The term of the Consultant's engagement hereunder shall become effective on October 3, 1997, and shall end on October 2, 1998. Each twelve month period of the engagement commencing October 3, 1997, shall be called an "Engagement Year". The engagement may be renewed upon similar terms by the mutual agreement of the parties.

         3. ConfiDENTIAL INFORMATION. All records of the Corporation which include, but are not limited to, advertising, sales, other materials or articles of information, including without limitation, data processing reports, computer software and/or media containing Corporation's confidential information, customer lists, supplier lists, purchasing information, customer sales analysis and patterns, invoices, price lists or information, samples, or any other materials or data of any kind furnished to Consultant by the Corporation, acquired by Consultant while engaged by the Corporation, or developed by Consultant on behalf of the Corporation or at the Corporation's direction or for the Corporation's use or otherwise in connection with Consultant's engagement hereunder, are and shall remain the sole and confidential property of the Corporation. Consultant acknowledges that such information is proprietary trade secrets of Corporation. All or any such materials and records shall hereinafter be known as "Confidential Information." If the Corporation requests the return of such Confidential Information at any time during, at, or after the termination of Consultant's engagement hereunder, Consultant shall immediately deliver the same and all copies or excerpts thereof to Corporation.

         4. COVENANTS DURING ENGAGEMENT. While engaged by the Corporation, Consultant agrees that he will not, without the written consent of the Board:

         (a) Unless authorized to do so by the Board, make, draw, accept or endorse any contract, lease, promissory note, or other instrument requiring the payment of money by the


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Corporation nor shall he use any money belonging to the Corporation or pledge its credit except in the usual and regular course of business and exclusively on account, or for the benefit of the Corporation;

         (b) Release or discharge any debtor of the Corporation without receiving the full amount thereof;

         (c) Make any statement or perform any act intended to advance an interest of any existing or prospective competitor of the Corporation in any way that will or may reasonably be thought to injure an interest of the Corporation in its relationships and dealings with existing or potential customers or solicit or encourage any other Consultant of the Corporation to do any act that is intended to be disloyal to the Corporation or inconsistent with the Corporation's best interest or in violation of any provision of this Agreement;

         (d) Compete in any manner directly or indirectly with the business of the Corporation or in any field connected with aviation, aircraft parts, avionics or the like.

         5. NONDISCLOSURE. The Consultant shall not, at any time during the term of this Employment Agreement or at any time thereafter, except as may be authorized by the Corporation in writing disclose or make use of, directly or indirectly, the Corporation's customer list or supplier list or any other Confidential Information for his own benefit, for the benefit of others engaged in the same business as the Corporation or for others who Consultant believes or should reasonably believe might or could enter into the Corporation's business. Consultant acknowledges the material adverse impact to Corporation due to any breach by Consultant of these provisions, no matter how small, and that any such breach shall cause him to forfeit any unpaid amounts set forth in Paragraph 6 below.


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         6. COMPENSATION.

         (a) Basic Compensation In each year of Consultant's Term of Engagement:
Consultant shall receive as basic compensation ("Basic Compensation") for all services rendered by the Consultant hereunder, a monthly payment of $4,000.

         (b) Commission: In addition to the amounts paid to Consultant pursuant to (a) above, Consultant shall be paid a commission equal to 15% of the collected purchase price of sales made as a direct result of Consultant's efforts and a commission of 15% of the purchase price of purchases of material for resale made by Corporation located or negotiated by Consultant on Corporation's behalf. Such commission shall be payable, in the case of sales, thirty days after the Corporation has collected the purchase price due from its customers, and in the case of purchased materials, thirty days after closure of the purchase, delivery and receipt of all required material certification records.

         (c) Deductions from Compensation: Any amounts payable to Consultant hereunder shall be subject to reduction and withholding for Social Security, withholding taxes, and any other such taxes or deductions as may from time to time be required to be withheld by Corporation pursuant to applicable governmental authority.

         7. Termination.

         (a) General:

         This Agreement shall terminate upon the termination of Consultant's engagement, but the terms of the paragraphs herein which contemplate acts, the restraint of acts, or payments after the termination or expiration hereof, and the representations and warranties made herein, shall survive the termination of this Consulting Agreement for any reason. Consultant's engagement hereunder shall be terminated upon the happening of any of the following events:


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                  (1)      the death of the Consultant;

                  (2) the permanent disability of the Consultant, as more fully discussed in Article 8 hereof;

                  (3) upon the expiration of the Term of this Consulting Agreement according to its terms;

                  (4) for "cause"; for these purposes, "cause" shall include:

                           (i) the conviction of Consultant a crime involving moral turpitude;

                           (ii) an act of dishonesty either involving Consultant's engagement or harmful to Corporation or other consultants or employees of Corporation, including fraud, misappropriation, embezzlement or the like;

                           (iii) the misfeasance, malfeasance or non-feasance of Consultant in carrying out the duties of Consultant's engagement with Corporation, not cured within thirty (30) days written notice.

         (b) Payments Upon Termination:

                  i. Death or Disability. Upon termination of Consultant's engagement hereunder at the end of the Tenn or because of the death or permanent disability of Consultant, Consultant or in the event of his death or his mental incapacity his personal representative, shall be paid his Basic Compensation hereunder, prorated through the date of termination as well as any earned commission. In addition if termination of this Agreement is due to the death of the Consultant, his estate shall be entitled to the payment


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of the Consultant's Basic Compensation for sixty (60) days after the date of
Consultant's death.

                  ii. Termination For Cause or Voluntary Leaving. Upon termination of Consultant's engagement hereunder for cause or voluntary leaving, as compensation for services rendered during the term of this Agreement to the date of termination, Consultant shall be paid his Basic Compensation hereunder prorated through the date of termination and any earned commissions and no other amounts hereunder. Any amounts which have been prepaid will be returned by Consultant or his personal representative.

                  iii. Cancellation of Engagement. Upon termination of Consultant's engagement hereunder, for reasons not for cause, death, permanent disability, his voluntary leaving or the expiration of the Term hereof, such reasons to include, without limitation, the cancellation of consultant engagement by the Corporation for reasons not for cause, or the dissolution of the Corporation, Consultant shall be entitled to receive his Basic Compensation accrued to date and any commission earned.

         8. DISABILITY.

                  (a) In the event that Consultant incurs a disability of either a physical or mental character which, in the opinion of a physician selected by the Corporation, which physician shall be approved by Consultant (which approval shall not be unreasonably withheld), renders him disabled from performing the usual and customary duties to be rendered hereunder or heretofore rendered by Consultant, he shall receive his full Basic Compensation for the first ninety
(90) days or any part thereof of continuous disability.

                  (b) No disability shall be deemed to exist until after Consultant shall be unable to perform his duties for thirty (30) consecutive days, but after such disability


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continues for thirty (30) consecutive days, then the same shall be deemed to have existed from the first day of such disability.

         (c) If the Consultant does not recover and resume his duties within ninety days from the date he is deemed to have become disabled, Consultant may, unless the physician selected in paragraph 8(a) above certifies that Consultant is again capable of performing his usual and customary duties with or without reasonable accommodation, at the election of the Board of Directors, be deemed to have become permanently disabled at the beginning of such disability.

         (d)(i) If Consultant shall have been disabled and shall have returned to his engagement after the end of such disability, any recurrence of the same disability commencing within one hundred eighty (180) days of the termination of the prior period of disability shall be deemed to be a continuation of the prior disability, and the periods of all such disabilities shall be added together to determine the rights of the parties hereunder.

          (ii) If Consultant shall have been disabled and shall have returned to his engagement after the end of such disability, any new and unrelated disability occurring thereafter shall be treated as if the previous and unrelated disability had not occurred.

         (e) Services During Disability: During the period that Consultant shall be entitled to receive payments under this Article, and to the extent that he is physically and mentally able to do so, he shall furnish information and assistance to the Corporation and comply with the provisions hereof; and, in addition, upon reasonable request in writing on behalf of the President he shall make himself available to the Corporation to undertake reasonable assignments consistent with the dignity, importance and scope of his prior engagement and his physical and mental health.


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         9.  Reformation. If elements of the agreements set forth in the above paragraphs would otherwise be determined to be invalid or unenforceable by a court of competent jurisdiction, the parties intend and agree that such court shall exercise its discretion in reforming the elements of this Agreement to the end that Corporation and Consultant shall be subject to a consulting agreement, a covenant not to compete, a nondisclosure covenant and related covenants as close as possible to the terms in the paragraphs above and which are enforceable by Corporation or Consultant.

         10. Essence. Consultant agrees that the covenant and agreements contained herein are the essence of this Agreement and that such covenants and agreements are reasonable and necessary to protect and preserve the interests and properties of Corporation and Consultant; that irreparable loss and damage will be suffered by Corporation should Consultant breach any of such covenants and agreements; that each of such covenants and agreements is separate, distinct and severable, not only from the other of such covenants and agreements but also from the other and remaining provisions of this agreement; that the enforceability of any such covenant or agreement shall not affect the validity or enforceability of any other such covenants or agreements or provisions of this Agreement and that the covenants and agreement shall be fully enforceable irrespective of how long Consultant has been engaged by the Corporation.

         11. Remedies.

         (a) Consultant agrees and understands that Corporation has acted in reliance on the provisions of this Agreement in engaging Consultant and would not continue to engage Consultant if Consultant did not execute this Agreement.

         (b) Consultant agrees that in the event he shall breach any of the above covenants and agreements, damage to Corporation shall be presumed in any legal action by


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Corporation against Consultant for damages. Corporation shall be entitled to collect actual damages caused by Consultant's breach of any of the covenants and agreements. In addition to the above remedy and other remedies available to it, Corporation shall be entitled to both permanent and temporary injunctions, without the posting of a bond and without the need to prove irreparable harm, to prevent a breach or contemplated breach by Consultant of any of the above covenants or agreements. Consultant hereby waives any claims he might make that any competition by Consultant with Corporation in derogation of this agreement:
1) would be justified in any manner and 2) would not cause irreparable harm to Corporation or that the restrictions on competition hereunder would be an improper restraint of trade. Consultant acknowledges that he is fully capable of earning a living upon termination of his engagement with Corporation, without competing in any manner with the business of Corporation.

         12. Miscellaneous.

         (a) Binding A agreement: All the forms, covenants, representations, warranties and conditions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the parties hereto and their respective successors, heirs at law, legatees, distributees, executors, administrators and other legal representatives.

         (b) Waiver: No term or condition of this Agreement shall be deemed to have been waived nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific tenn or condition for the future or as to any act other than that specifically waived.


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         (d) Severability: If, for any reason, any provision of this Agreement held invalid, such invalidity shall not affect any other provision of this Agreement not held to be invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect.

         (e) Notices: All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, given by prepaid telegraph or mailed first class, postage prepaid, registered or certified mail, return receipt requested, to Corporation or Consultant at their respective addresses set forth in this Agreement or to any other address of which notice of the change is given to the parties hereto.

         (f) Governing Law. The construction, interpretation, validity and performance of this Engagement Agreement shall be governed by the laws of the State of Florida. The parties agree that venue for any action shall be in Dade County, Florida

         (g) Entire Agreement. This instrument contains the entire agreement between the parties hereto with respect to the subject matter hereof and no prior or collateral promises or conditions in connection with or with respect to the subject matter hereof not incorporated herein shall be binding upon the parties hereto.

         (h) Modification. No modification, extension, renewal, rescission, termination or waiver of any of the provisions contained herein or any future representation, promise or condition in connection with the subject matter hereof, shall be binding upon any of the parties unless made in writing and duly executed by the parties or their authorized representative.


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         (i) Headings. The section and paragraph headings contained in this
Consulting Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this document.

         (j) Attorney's Fees and Expenses. Corporation and Consultant agree that, if either party has to employ an attorney to enforce this Agreement, the non-prevailing party shall pay reasonable costs, expenses, attorney's fees and paralegal fees through and including any appeals, settlement or negotiations required to enforce this Consulting Agreement incurred by the prevailing party.

         (k) Material Inducement. Corporation and Consultant agree and understand that both parties hereto have acted in reliance on this Consulting Agreement in executing this Agreement and the covenants contained herein are a material inducement for both parties hereto to do so.

         (l) Survival. The terms of the paragraphs herein which contemplate acts, the restraint of acts, or payments after the termination or expiration hereof and the representations and warranties made herein shall survive the termination of this Agreement or Consultant's engagement hereunder for any reason.




                      [SIGNATURE BLOCKS ON FOLLOWING PAGE]




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         IN WITNESS WHEREOF, the Corporation has caused this Agreement to be executed and its seal to be affixed hereunto by its officers hereunto duly authorized, and Consultant has signed this Agreement all as of the day and year first above written.

                                            Corporation
                                            -----------

Attest:                                     JET AVIATION TRADING, INC.


By: /s/                                     By: /s/
   ---------------------------------           ---------------------------------
     its Secretary


                                            Title: President & CEO
                                                  ------------------------------

         (Corporate Seal)


Witnesses:

 /s/ Cynthia S. Taylor                       /s/ Allen Beni
   ---------------------------------        ------------------------------------
                                            Allen Beni


   ---------------------------------





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